                     SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934.

Filed by the Registrant [ x ]
Filed by Party other than the Registrant [   ]

[ x ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only [as
          permitted by Rule 14a-6(e)(2)]
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                 MEDICAL MANAGEMENT SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter.)
                  Commission File number 0-29462

Payment of Filing Fee (Check the appropriate box):

[ x ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-1:
     1.   Title of each class of securities to which transaction
          applies:
     2.   Aggregate number of securities to which transaction
          applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule O-11 (Set forth the amount on which the filing fee
          is calculated and state how it was determined):
     4.   Proposed maximum aggregate value of transaction:
     5.   Total fee paid:
[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.   Amount Previously Paid;
     2.   Form, Schedule or Registration Statement No.
     3.   Filing Party:
     4.   Date Filed:

                                   December __, 1998
Dear Shareholders:

     On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of Shareholders of MEDICAL MANAGEMENT SYSTEMS, INC. to be held at 7215 Lowell Boulevard, Westminster, Colorado 80235, Tuesday, January 19, 1999 commencing at 10:30 a.m., M.D.T. We look forward to the opportunity of personally greeting those of you who are able to attend.

     At the meeting you are being asked to consider reverse splitting the Company's outstanding shares of Common Stock on a one-for-one hundred basis.

     The complete text of this proposal and the reasons the directors have proposed its adoption is contained in this proxy statement. I urge you to carefully study it.

     FOR THE REASONS STATED THEREIN, YOUR BOARD OF DIRECTORS
           RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

     During the course of the meeting, management will report on the current activities of MEDICAL MANAGEMENT SYSTEMS, INC. and comment on its future plans. A discussion period is also planned so that Shareholders will have an opportunity to ask questions and present their comments.

     Under the provisions of the Bylaws, the Board of Directors has fixed the close of business on December 2, 1998 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

     Please take a moment to sign, date and mail your proxy in the enclosed envelope. Should you later decide to join us at the meeting, you may withdraw your proxy at that time and vote in person.

     Thank you for your interest and consideration.

                              Very truly yours,

                              Philip J. Davis
                              Chairman of the Board

                 MEDICAL MANAGEMENT SYSTEMS, INC.

             Notice of Special Meeting of Shareholders

To Shareholders:

     A Special Meeting of Shareholders of MEDICAL MANAGEMENT
SYSTEMS, INC. (the "Company") will be held at 7215 Lowell
Boulevard, Westminster, Colorado 80235, on Tuesday, January 19,
1999, commencing at 10:30 a.m., M.D.T., for the following purposes:

     1. To reverse split the Company's outstanding shares of common stock on a one-for-one hundred basis.

     2. To act upon such other matters as may properly come before the meeting and any adjournment thereof.

     Only Shareholders of record at the close of business on December 2, 1998, will be entitled to notice of and to vote at a Special Meeting.

                              By Order of the Board of Directors

                              Philip J. Davis
                              President

Littleton, Colorado
December __, 1998










                      YOUR VOTE IS IMPORTANT

              Please complete, date, sign and return
                  the enclosed proxy immediately.

                 MEDICAL MANAGEMENT SYSTEMS, INC.
                      5459 South Iris Street
                     Littleton, Colorado 80123

                          PROXY STATEMENT
                  SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON JANUARY 19, 1999
                       AT 10:30 a.m. M.D.T.

                           INTRODUCTION

     These Proxy materials are furnished in connection with the solicitation by the Board of Directors of MEDICAL MANAGEMENT SYSTEMS, INC., a Colorado corporation (the "Company"), for use at a Special Meeting of Shareholders to be held on January 19, 1999, at 10:30 a.m., M.D.T., at 7215 Lowell Boulevard, Westminster, Colorado 80235 (the "Special Meeting"), and any adjournment thereof. Only Shareholders of record, as of the close of business on December 2, 1998 will be entitled to vote at the meeting or any adjournment thereof. This Proxy Statement and form of Proxy are being sent to Shareholders on or about December __, 1998.

                    PURPOSES OF SPECIAL MEETING

     At a Special Meeting, Shareholders entitled to vote will be asked to consider and take action to reverse split the Company's outstanding shares of common stock on a one-for one hundred basis and such other business as may come before the meeting. See "Voting at a Special Meeting of Shareholders."

                      SOLICITATION OF PROXIES

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors and management of the Company to be used at a Special Meeting of Shareholders and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and management which are FOR the reverse split of the Company's outstanding shares of common stock on a one-for-one hundred basis.

The proxy may be revoked by you at any time before it is voted at the meeting.

     This Proxy Statement and accompanying form of proxy are first being sent or given to Shareholders on or about December __, 1998.

     Shareholders of record at the close of business on December 2, 1998 are entitled to notice of and to vote at the meeting. On December 2, 1998, there were outstanding and entitled to vote 25,000,198 shares of Common Stock (each of which is entitled to one vote). A majority of the outstanding shares of Common Stock is required to reverse split the Company's outstanding shares of common stock on a one-for-one hundred basis.

                       REVOCATION OF PROXIES

     Any Shareholder has the power to revoke his or her proxy at any time, insofar as it has not been exercised, by the written notice of a subsequently dated proxy, received by the Company prior to or at a Special Meeting or by oral revocation given by the Shareholder in person at a Special Meeting or any adjournment thereof.

                          PROXY COMMITTEE

     Management of the Company has appointed a Proxy Committee consisting of Philip J. Davis and John C. Lee in whose names the proxies are solicited on behalf of the Company.

           VOTING AT THE SPECIAL MEETING OF SHAREHOLDERS

     The Board of Directors of the Company has fixed the close of business on the 2nd day of December, 1998, as the record date for determination of the Shareholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding, Twenty-five Million, One Hundred Ninety-eight (25,000,198) shares of Common Stock entitled to vote. A majority of such shares will constitute a quorum for the transactions of business at the Special Meeting. The holders of record on the Record Date of the shares entitled to be voted at the Special Meeting are entitled to cast one vote per share on each matter submitted to vote at the Special Meeting.

                             IMPORTANT

     Whether or not you plan to attend the Special Meeting of Shareholders, please complete, sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will be revocable, either in writing or by voting in person at the Special Meeting, at any time prior to its exercise.

                   INFORMATION CONCERNING VOTING

     As of the close of business on December 2, 1998, the Company has authorized Forty Million (40,000,000) shares of one class of Common Stock and it has issued and outstanding Twenty-five Million, One Hundred Ninety-eight (25,000,198) shares of one class of Common Stock. Only holders of record of the Company's Common Stock at the close of business on December 2, 1998 are entitled to notice and to vote on matters which come before the Special Meeting or any adjournment thereof. On all matters requiring a shareholder vote, each shareholder is entitled to one vote in person or by proxy at the Special Meeting for each share of Common Stock of the Company recorded in his/her name. Proposal No. 1 will be decided by a majority of the outstanding shares of the Company.

                            PROPOSAL 1

            PROPOSAL TO REVERSE SPLIT THE COMPANY'S
             OUTSTANDING SHARES OF COMMON STOCK ON
                   A ONE-FOR-ONE HUNDRED BASIS

          The Board of Directors of the Company, unanimously approved and recommends to the shareholders that they consider and approve reverse splitting the Company's outstanding shares of common stock on a one-for-one hundred basis. The authorized capital of the Company as reflected in its Articles of Incorporation and amendments thereto will not change.

          This proposal would effect a one-for-one hundred reverse stock split of the Company's issued and outstanding Common Shares (the "Reverse Stock Split"). The Reverse Stock Split would result in one post-split Common Share being issued in exchange for each one hundred Common Shares which are presently issued and outstanding. The Company would not issue fractional shares pursuant to the Reverse Stock Split, but instead would issue one whole Common Share to those shareholders who would otherwise be entitled to receive fractional shares. The principal effect of the Reverse Stock Split would be to decrease the number of issued and outstanding Common Shares as of December 2, 1998, from 25,000,198 to approximately 250,002, depending on the number of whole Common Shares issued in elimination of fractional Common Shares. The Reverse Stock Split would not have an immediate effect on any shareholder's proportionate interest in the Company, including the proportionate interest of management, except for (i) the de minimis effect on those shareholders which receive one whole share in lieu of fractional shares, and (ii) the increase in future possible dilution, as described below.

          The following table illustrates the principal effects of the proposed Reverse Stock Split based on the Company's capitalization as of December 2, 1998:

Common Shares            Prior to Split      After Split

Authorized               40,000,000          40,000,000

Outstanding              25,000,198             250,002 *

Available for
 future issuance         14,998,802          39,749,998 *

* Assumes that no post-split Common Shares are issued in lieu of fractional Common Shares.

Reasons for the Reverse Stock Split.

     The Company believes that the fewer shares outstanding will generate a higher bid price per share which will generate broader interest in the Company's Common Stock because many broker/dealers are unwilling to participate in the sale of low priced penny stocks. There is no assurance, however, that the Reverse Stock Split will in fact cause the market price of the Company's stock to trade at a higher price.

Future Dilution; Anti-Takeover Effects

          There may be certain disadvantages suffered by shareholders of the Company as a result of approval of the Reverse Stock Split. These include a significant increase in possible dilution to present shareholders' percentage ownership of the Common Shares. As described above, assuming issuance of all authorized Common Shares, present shareholders, in the aggregate, would own approximately 62.50% of the then-outstanding Common Shares under the Company's present capital structure, but only 0.63% of the outstanding Common Shares under the Capital structure assuming adoption of the Reverse Stock Split.

          The proportionate increase in the number of Common Shares available for future issuance may also have certain anti-takeover effects. For example, the availability of a large number of Common Shares for future issuance might allow the Company's Board of Directors to dilute the percentage share ownership of persons who might attempt to obtain control over the Company. Approval of the Reverse Stock Split therefore might attempt to obtain control over the Company. Approval of the Reverse Stock Split therefore might allow the Board of Directors to frustrate a takeover attempt which might be favorable to shareholders as a group, and may have the effect of limiting shareholder participation in these types of transactions.

          While the Reverse Stock Split may have certain anti-takeover effects, management of the Company is not aware of any attempts by third persons to accumulate a large number of Common Shares. Accordingly, the Reverse Stock Split has not been recommended by the Board of Directors in response to any existing attempts by third parties at obtaining control of the Company.

No Plans or Agreements to issue Any Additional Common Shares.

          The Company has no plans or agreements to issue any additional Common Shares at this time.

Exchange of Certificates and Liquidation of Fractional Shares.

          American Securities Transfer and Trust, 938 Quail Street, Lakewood, Colorado 80215 has been appointed to serve as the exchange agent (the "Exchange Agent") to act for shareholders in effecting the exchange of their certificates.

          As soon as practicable after the Effective Date, shareholders will be notified and requested to surrender their certificates representing Common Shares to the Exchange Agent in exchange for certificate representing post reverse split Common Shares. Commencing on the Effective Date, each certificate representing pre-split Common Share will be deemed for all purposes to evidence ownership of post reverse split Common Shares.

          Certificates representing fractional Common Shares will not be issued in connection with the Reverse Stock Split. Assuming approval of the Reverse Stock Split by shareholders, shareholders who would otherwise receive fractional shares will be entitled to receive on whole Common Share in lieu of any fractional share.

Vote Required.

          The affirmative vote of a majority of the outstanding
Common Shares is required to adopt the Reverse Stock Split.  The
Company's officers and directors are expected to vote for the adoption of the Reverse Stock Split.

Federal Income Tax Consequences.

          The federal income tax consequences of the proposed Reverse Stock Split are set for below. The following information is based upon existing tax laws, which are subject to change by legislation, administrative action and judicial decision. Shareholders are therefore advised to consult with their own tax advisor for more detailed information relating to their individual tax circumstances.

          The post reverse split Common Shares in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the pre-split Common Shares held by the shareholder immediately prior to the Reverse Stock Split.

Registration.

          The Board of Directors believes the changes to be effected by the Reverse Stock Split will not cause the Company to terminate registration of the Common Shares under the Securities Exchange Act of 1934 or to cease filing reports under that Act with the Securities and Exchange Commission. The Company does not have any present plans to take any action which would further reduce the number of shares.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ONE-FOR-ONE HUNDRED REVERSE STOCK SPLIT.

                           OTHER MATTERS

     Management knows of no other matters to be brought before the Special Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and Shareholders.

     Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that the presence of a quorum can be secured. If you are unable to attend the meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The shares represented by each proxy so signed and returned will be voted in accordance with the Shareholder's directions.

                              By Order of the Board of Directors

                              Philip J. Davis
                              President

December __, 1998

                             P R O X Y

                     FOR THE SPECIAL MEETING
                        OF SHAREHOLDERS OF
                 MEDICAL MANAGEMENT SYSTEMS, INC.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Philip J. Davis and John C. Lee with the power of substitution, attorneys and proxies to appear and vote at the Special Meeting of Shareholders of Medical Management Systems, Inc. to be held at 7215 Lowell Boulevard, Westminster, Colorado 80235 on January 19, 1998, at 10:30 a.m., M.D.T., and at any
adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

     This proxy is solicited on behalf of the Board of Directors of Medical Management Systems, Inc. Except as specified to the contrary below, the shares represented by this proxy will be voted for Proposal 1. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

              PLEASE MARK THE FOLLOWING WITH AN "X."

1.   To reverse split the Company's outstanding shares of Common
     Stock on a one-for-one hundred basis.

               [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN

          PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS
PRINTED ON THIS PROXY, indicating, where applicable, official position or representative capacity.


                         _______________________________________
                         Signature

                         _______________________________________
                         (Additional signature(s) if held jointly)


DATE: ______________________


           PLEASE RETURN THIS PROXY IN THE POSTAGE PAID
                 SELF ADDRESSED ENVELOPE ENCLOSED.





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